As filed with the Securities and Exchange Commission on February 26, 2020

Registration No. 333-228426
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
__________________

California Resources Corporation
(Exact name of Registrant as specified in its charter)
_______________________
Delaware	46-5670947
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

27200 Tourney Road, Suite 200 Santa Clarita, California 91355 (888) 848-4754
(Addresses, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________
Michael L. Preston Senior Executive Vice President, Chief Administrative Officer and General Counsel 27200 Tourney Road, Suite 200 Santa Clarita, California 91355 (888) 848-4754
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________
Copies to: Sarah K. Morgan Scott D. Rubinsky Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222
__________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐    Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	6,000,000	$6.35	$38,100,000	$4,945.38

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock being registered shall be adjusted automatically to include any additional shares of common stock that may become issuable as a result of any stock dividend, split, combination or similar transaction.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our common stock as reported on the New York Stock Exchange on February 19, 2020.

(3)
A registration fee of $10,892.00 was previously paid with respect to the 6,000,000 shares of common stock that have been registered, but remain unsold, pursuant to this registration statement and the prospectus supplement thereto, being amended hereby. No additional registration fee is due with respect to the shares of common stock hereunder.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the registration statement on Form S-3 (Commission File No. 333-228426) of California Resources Corporation is being filed because the Company expects that it will no longer be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) upon the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Accordingly, the Company is filing this Post-Effective Amendment No. 1 for the purpose of adding disclosure in the registration statement required for a registrant other than a well-known seasoned issuer and making certain other amendments, including limiting the number of shares of common stock registered hereunder to 6,000,000 and removing from registration the offering of any debt securities, preferred stock, depositary shares, warrants and guarantees of debt securities.

PROSPECTUS
California Resources Corporation
6,000,000 Shares of
Common Stock
We may offer and sell from time to time, in one or more offerings, up to 6,000,000 shares of our common stock.
This prospectus describes the general manner in which we will offer these shares of common stock. If necessary, the specific manner in which these shares may be offered and sold will be described in a supplement to this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.
Investing in our common stock involves risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our common stock. See “Risk Factors” beginning on page 7 of this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “CRC.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated February 26, 2020.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
WHERE YOU CAN FIND MORE INFORMATION	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	4
THE COMPANY	6
RISK FACTORS	7
USE OF PROCEEDS	8
DESCRIPTION OF CAPITAL STOCK	9
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	15
EXPERTS	15
You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, up to 6,000,000 shares of our common stock in one or more offerings under this shelf registration statement. This prospectus describes the general manner in which we will offer these shares of common stock. If necessary, the specific manner in which these shares may be offered and sold will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” any prospectus supplement and the documents incorporated by reference in their entirety before investing in our securities.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “CRC,” the “Company,” “we,” “us” or “our” are to California Resources Corporation and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC (File No. 001-36478) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). Our filings are also available to the public through the SEC’s website at www.sec.gov and on our website at www.crc.com. Information on our website does not constitute part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

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our Annual Report on Form 10-K for the year ended December 31, 2018, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2019 Annual Meeting of Stockholders filed on March 26, 2019;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 filed on May 2, 2019, June 30, 2019 filed on August 1, 2019 and September 30, 2019 filed on November 4, 2019;

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our Current Reports on Form 8-K or Form 8-K/A filed on May 14, 2019, May 16, 2019, July 23, 2019, September 3, 2019 and February 21, 2020 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K); and

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the description of our capital stock contained in our information statement on Form 10 filed on October 8, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our capital stock.

These reports contain important information about us, our financial condition and our results of operations.
All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.
You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:
California Resources Corporation
Attention: General Counsel
27200 Tourney Road, Suite 200
Santa Clarita, CA 91355
Phone: (888) 848-4754

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus, including the documents incorporated by reference herein, includes “forward-looking statements.” The factors identified in this cautionary statement are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us, or on our behalf. You can typically identify “forward-looking statements” by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will” or “would” and other similar words. Such statements specifically include expectations as to our future financial position, liquidity, cash flows and results of operations, business prospects, transactions and projects, operating costs, value creation index metrics (which are based on certain estimates including future rates, costs and commodity prices), operations and operational results including production, hedging and capital investment, budgets and maintenance capital requirements and reserves. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. While we believe assumptions or bases underlying our expectations are reasonable and make them in good faith, they almost always vary from actual results, sometimes materially. We also believe third-party statements we cite are accurate but have not independently verified them and do not warrant their accuracy or completeness. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus.
Factors (but not necessarily all of the factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, our company include:

•	commodity price changes;

•	debt limitations on its financial flexibility;

•	insufficient cash flow to fund planned investments, debt repurchases or changes to our capital plan;

•	inability to enter desirable transactions, including acquisitions, asset sales and joint ventures;

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legislative or regulatory changes, including those related to drilling, completion, well stimulation, operation, inspection, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of its products;

•	joint venture and acquisition activities and our ability to achieve expected synergies;

•	the recoverability of resources and unexpected geologic conditions;

•	incorrect estimates of reserves and related future cash flows, and the inability to replace reserves;

•	changes in business strategy;

•	production-sharing contracts effects on production and unit production costs;

•	effect of stock price on costs associated with incentive compensation;

•	insufficient capital, including as a result of lender restrictions, unavailability of capital markets or inability to attract potential investors;

•	effects of hedging transactions;

•	equipment, service or labor price inflation or unavailability;

•	availability or timing of, or conditions imposed on, permits and approvals;

•	lower-than-expected production, reserves or resources from development projects, joint ventures or acquisitions, or higher-than-expected decline rates; and

•	disruptions due to accidents, mechanical failures, power outages, transportation or storage constraints, natural disasters, labor difficulties, cyber attacks or other catastrophic events.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Unless legally required, we undertake no responsibility to publicly release the result of any revision of our forward-looking statements after the date they are made.
Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.
All forward-looking statements, expressed or implied, included in this prospectus and incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

THE COMPANY
We are an independent oil and natural gas exploration and production company operating properties within California. We are the largest oil and gas producer in California on a gross operated basis and we believe we have the largest privately held mineral acreage position in the state, consisting of approximately 2.2 million net mineral acres spanning the state’s four major oil and gas basins. We produced approximately 128 thousand barrels of oil equivalent per day (MBoe/d) for the three months ended September 30, 2019. As of December 31, 2018, we had net proved reserves of 712 million barrels of oil equivalent (MMBoe), of which approximately 74% was categorized as proved developed reserves. Oil represented 74% of our proved reserves. We were formed in April 2014 and listed on the New York Stock Exchange on December 1, 2014.
Our principal executive offices are located at 27200 Tourney Road, Suite 200, Santa Clarita, CA 91355. Our telephone number is (888) 848-4754. Our website is located at www.crc.com. Unless indicated otherwise, no information is incorporated herein by reference from our website or any other website and no website constitutes a part of this prospectus. Our common stock is listed on the NYSE under the symbol “CRC.”

RISK FACTORS
An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors below, those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our common stock. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”
Market volatility may affect the price of our common stock and the value of your investment.
The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot predict or control, including general market and economic conditions, disruptions, downgrades, credit events and perceived problems in the credit markets; actual or anticipated variations in our quarterly operating results or dividends; changes in our investments or asset composition; write-downs or perceived credit or liquidity issues affecting our assets; market perception of us, our business and our assets; our level of indebtedness and/or adverse market reaction to any indebtedness we incur in the future; our ability to raise capital on favorable terms or at all; loss of any major funding source; additions or departures of our key personnel; changes in market valuations of similar independent oil and natural gas exploration and production companies; and speculation in the press or investment community regarding us. Securities markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. Any broad market fluctuations may adversely affect the trading price of our common stock.
You may experience dilution of your ownership interest due to the future issuance of additional shares of our common stock.
We are in a capital-intensive business, and may not have sufficient funds to finance the growth of our business, future acquisitions or to support our projected capital expenditures. As a result, we may require additional funds from equity or debt financings, including sales of preferred shares or convertible debt, to complete future acquisitions, expansions and capital expenditures and pay the general and administrative costs of our business. In the future, we may issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of purchasers of our common stock offered hereby.
Under our amended and restated certificate of incorporation, we are authorized to issue 220,000,000 shares of capital stock, of which 200,000,000 shares shall be common stock and 20,000,000 shares shall be preferred stock. The potential issuance of preferred stock, additional shares of common stock or convertible debt may create downward pressure on the trading price of our common stock. We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in future public offerings or private placements for capital raising purposes or for other business purposes, potentially at an offering price, conversion price or exercise price that is below the offering price for our common stock offered hereby.

USE OF PROCEEDS
Except as may otherwise be stated in any prospectus supplement, we intend to use the net proceeds from any sales of common stock by us under this prospectus for general corporate purposes, which may include, among other things, repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to repayments of outstanding indebtedness.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock as provided in our amended and restated certificate of incorporation and amended and restated bylaws. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of these documents. For a complete description, we refer you to, and the following summaries and descriptions are qualified in their entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, copies of which will be filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capitalization
Our authorized capital stock consists of (i) 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding as of September 30, 2019 and (ii) 200,000,000 shares of common stock, par value $0.01 per share, of which 49,118,451 shares were issued and outstanding as of September 30, 2019.
Common Stock
Except as provided by law or in a preferred stock designation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Directors are elected to our board if the number of the validly cast “for” votes exceeds the number of validly cast “against” or “withheld” votes, collectively, with respect to such election except, that directors are elected by a plurality of the validly cast votes represented in person or by proxy with respect to their election if the number of nominees for director exceeds the number of directors to be elected as set forth in our bylaws. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (“DGCL”). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of our preferred stock, holders of our common stock are entitled to receive ratably in proportion to the shares of our common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and non-assessable. The holders of our common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of our common stock are entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 20,000,000 shares of preferred stock. Each series of our preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion or exchange rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of our preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could make acquisition of control of our company by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors more difficult. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire control of our company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder (which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock) or its affiliates or associates for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the time the interested stockholder attained that status;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We may elect in the future to not be subject to the provisions of Section 203 of the DGCL.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, or transactions that our stockholders might otherwise deem to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares. Therefore, these provisions could adversely affect the price of our common stock.
Among other things our amended and restated certificate of incorporation and amended and restated bylaws:

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establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting, and may discourage or deter a third party from conducting a solicitation of proxies to elect its slate of directors or to approve its proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders;

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provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

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provide that (x) the authorized number of directors may be changed only by resolution of the board of directors and (y) all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. “Cause” is defined as the director’s (i) conviction of a serious felony involving moral turpitude or a violation of federal or state securities laws; (ii) the commission of any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of CRC or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony; or (iii) adjudication as legally incompetent by a court of competent jurisdiction. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

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provide that (i) any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of our preferred stock with respect to such series, and (ii) special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board. These provisions regarding our stockholder meetings may have the effect of deterring hostile takeovers or delaying changes in control or management of our company; and

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provide that (i) certain provisions of our certificate of incorporation related to the voting rights of stockholders, our board of directors, special meetings of our stockholders, the ability of our stockholders to act by written consent, the forum for certain disputes related to us or our stockholders, and the applicability of Section 203 DGCL may be amended only by the affirmative vote of the holders of at least 75% of the voting power of our then outstanding common stock and that other provisions of our certificate of incorporation may be amended upon the affirmative vote of the holders of at least a majority of our then outstanding common stock, in each case, in addition to the approval of a majority of our directors then in office and (ii) our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors but any amendment by the stockholders will require the affirmative vote of the holders of at least 75% of the voting power of the shares of our common stock outstanding and entitled to vote thereon. These provisions regarding the amendment of our constituent documents may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Forum Selection
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•	any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws (as either may be amended from time to time); or

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any action asserting a claim that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise holding any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION
We may sell the offered shares of common stock in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, (3) through agents, (4) in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise or (5) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the common stock;

•	the estimated net proceeds to us from the sale of the common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.
Sale Through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the shares of common stock for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the shares of common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer shares of common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the shares of common stock will be subject to certain conditions. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the shares of common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered shares of common stock sold for their account may be reclaimed by the syndicate if the offered shares of common stock are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered shares of common stock, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used, we will sell the shares of common stock to them as principals. The dealers may then resell the shares of common stock to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the shares of common stock directly. In this case, no underwriters or agents would be involved. We may also sell the shares of common stock through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered shares of common stock, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the shares of common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of common stock. We will describe the terms of any such sales in the prospectus supplement.
Remarketing Arrangements
The offered shares of common stock may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the shares of common stock remarketed.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase shares of common stock from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.
Our common stock is listed on the NYSE.

LEGAL MATTERS
Certain legal matters in connection with the common stock will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.
EXPERTS
The consolidated financial statements of California Resources Corporation and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Certain information incorporated by reference into this prospectus with respect to the oil and gas reserves associated with California Resources Corporation’s oil and gas properties is confirmed in a letter of Ryder Scott Company, L.P., independent petroleum engineers, detailing the audit of the proved reserves at the effective date prepared by California Resources Corporation’s staff. We have included this information in reliance on the authority of such firm as an expert in these matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee	$ 4,945.38(1)
Legal fees and expenses	$ *
Accounting fees and expenses	$ *
Printing and engraving expenses	$ *
Rating agency fees	$ *
Miscellaneous	$ *
TOTAL	$ *
____________

(1)	Fee previously paid.

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law permits a certificate of incorporation to provide that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We may from time to time enter into indemnification agreements with our directors and officers. These agreements will typically require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 16.	Exhibits
(a)    Exhibits.
The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit Title
1.1***	Form of Underwriting Agreement.

2.1
Separation and Distribution Agreement, dated as of November 25, 2014, between Occidental Petroleum Corporation and California Resources Corporation (filed as Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed December 1, 2014 and incorporated herein by reference).

3.1
Amended and Restated Certificate of Incorporation of California Resources Corporation (filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed June 3, 2016 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of California Resources Corporation (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed November 10, 2015 and incorporated herein by reference).

4.1
Indenture, dated October 1, 2014, by and among California Resources Corporation, the Guarantors and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.2
Indenture, dated December 15, 2015, by and among California Resources Corporation, the Guarantors and the Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed December 18, 2015 and incorporated herein by reference).

4.3
Guarantor Supplemental Indenture dated as of March 5, 2015, among California Resources Corporation, certain guarantors named therein and Wells Fargo Bank, National Association (filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-4 filed March 12, 2015 and incorporated herein by reference).

4.4
Guarantor Supplemental Indenture dated as of March 4, 2016, among California Resources Corporation, certain guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to Registrant’s Quarterly Report on Form 10-Q filed August 4, 2016 and incorporated herein by reference).

4.5
Guarantor Supplement Indenture dated as of March 4, 2016, among California Resources Corporation, certain guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.2 to Registrant’s Quarterly Report on Form 10-Q filed August 4, 2016 and incorporated herein by reference).

4.6
Guarantor Supplemental Indenture No. 2, dated as of April 29, 2016, among California Resources Corporation, certain guarantors named therein and Wilmington Trust, National Association, as trustee (filed as Exhibit 10.4 to Registrant’s Quarterly Report on Form 10-Q filed August 4, 2016 and incorporated herein by reference).

4.7
Assumption Agreement dated as of March 6, 2015, among CRC Construction Services, LLC and JP Morgan Chase Bank, N.A., as Administrative Agent for lenders (filed as Exhibit 10.31 to Registrant’s Registration Statement on Form S-4 filed March 12, 2015 and incorporated herein by reference).

4.8
Registration Rights Agreement, dated October 1, 2014, by and among California Resources Corporation, the Guarantors and the Initial Purchasers (filed as Exhibit 4.3 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.9	Form of 5% Senior Note due 2020 (included in Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.10	Form of 5 1/2% Senior Note due 2021 (included in Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

Exhibit Number	Exhibit Title
4.11	Form of 6% Senior Note due 2024 (included in Exhibit 4.2 to Amendment No. 4 to the Registrant’s Information Statement on Form 10 filed October 8, 2014 and incorporated herein by reference).

4.12	Form of 8% Senior Secured Second Lien Note due 2022 (included in Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed December 18, 2015 and incorporated herein by reference).

4.13
Registration Rights Agreement, dated as of February 7, 2018, by and between California Resources Corporation and AF V Energy IV AIV 2, L.P., AF V Energy IV AIV 3, L.P., Ares Special Situations Fund IV, L.P., AEOF Holdings I, L.P. and AEOF GP Sub, LLC (included in Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed February 7, 2018 and incorporated herein by reference).

4.14
Registration Rights Agreement, dated as of April 9, 2018, by and between California Resources Corporation and Chevron U.S.A. Inc. (filed as Exhibit 4.01 to the Registrant’s Current Report on Form 8-K filed April 9, 2018 and incorporated herein by reference).

4.15
Guarantor Supplemental Indenture, dated as of April 16, 2018, among California Resources Corporation, certain guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2018 and incorporated herein by reference).

4.16
Third Guarantor Supplemental Indenture, dated as of June 29, 2018, among California Resources Corporation, certain guarantors named therein and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 2, 2018 and incorporated herein by reference).

4.17
Purchase Warrant for Common Stock of California Resources Corporation, dated as of July 22, 2019 (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 23, 2019 and incorporated herein by reference).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Petroleum Engineers.

23.3*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1**	Power of Attorney.
____________

*	Filed herewith.

**	Previously filed.

***	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this Registration Statement.

ITEM 17.	Undertakings
Each undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on the 26th day of February, 2020.

California Resources Corporation

By:	/s/ Todd A. Stevens
Name:	Todd A. Stevens
Title:	President and Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 26, 2020.
California Resources Corporation

Name	Title

/s/ Todd A. Stevens	President, Chief Executive Officer and Director
Todd A. Stevens

*	Senior Executive Vice President and Chief Financial Officer
Marshall D. Smith	(Principal Financial Officer)

*	Executive Vice President, Finance
Roy Pineci	(Principal Accounting Officer)

*	Chairman
William E. Albrecht

*	Director
Justin A. Gannon

*	Director
Harold M. Korell

*	Director
Harry T. McMahon

*	Director
Avedick B. Poladian

*	Director
Anita M. Powers

*	Director
Laurie A. Siegel

Name		Title
*		Director
Robert V. Sinnott

*By:	/s/ Todd A. Stevens
Todd A. Stevens
Attorney-in-fact